Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In re The PMI Group, Inc.	Case No. 11-13730 (BLS) Reporting Period: 6/1/13-6/30/13

MONTHLY OPERATING REPORT

File with Court and submit copy to United States Trustee within 20 days after end of month

Submit copy of report to any official committee appointed in the case

REQUIRED DOCUMENTS	Form No.	Document Attached	Explanation Attached	Debtor’s Statement
Schedule of Cash Receipts and Disbursements	MOR-1	X
Bank Account Reconciliations, Bank Statements and Cash Disbursements Journal	MOR-1(a)			X
Schedule of Professional Fees Paid	MOR-1(b)	X
Statement of Operations	MOR-2	X
Balance Sheet	MOR-3	X
Status of Postpetition Taxes	MOR-4			X
Summary of Unpaid Postpetition Accounts Payable	MOR-4(a)	X
Debtor Questionnaire	MOR-5	X

I declare under penalty of perjury (28 U.S.C. Section 1746) that this report and the attached documents are true and correct to the best of my knowledge and belief.

Signature of Debtor	Date

Signature of Joint Debtor	Date

/s/ David W. Prager	7/26/13
Signature of Authorized Individual*	Date

David W. Prager	Chief Executive Officer
Printed Name of Authorized Individual	Title of Authorized Individual

*	Authorized individual must be an officer, director or shareholder if debtor is a corporation; a partner if debtor is a partnership; a manager or member if debtor is a limited liability company.

NOTES TO MONTHLY OPERATING REPORT

The PMI Group, Inc., a debtor and debtor in possession (the “Company” or “Debtor”), hereby submits its Monthly Operating Report (the “MOR”).

1. Description of the Cases. On November 23, 2011 (the “Petition Date”), the Debtor filed a voluntary petition with the Bankruptcy Court for reorganization under Chapter 11 of the Bankruptcy Code. The Debtor is operating its business as a debtor-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. On July 25, 2013, the Bankruptcy Court entered the Order Confirming First Amended Plan of Reorganization of the PMI Group, Inc. pursuant to Chapter 11 of the United States Bankruptcy Code (the “Confirmation Order”).

2. Basis of Presentation. The MOR is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with the monthly reporting requirements to the United States Bankruptcy Court. The financial information in the MOR is preliminary and unaudited and does not purport to show the financial statements of the Debtor in accordance with Generally Accepted Accounting Principles (“GAAP”) and, therefore, may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. The Debtor cautions readers not to place undue reliance upon the MOR. There can be no assurance that such information is complete and the MOR may be subject to revision. This MOR does not reflect any re-measurement, impairment or other adjustment that might result from entry of the Confirmation Order or pursuant to the Plan of Reorganization.

The information contained in the MOR has been derived from the Debtor’s books and records in conjunction with information available from non-debtor affiliates. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP, and upon the application of such procedures, the Debtor believes that the financial information could be subject to changes and these changes could be material. The information furnished in this MOR includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for financial statements prepared in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

3. Recoveries and Causes of Action. The MOR, the Debtor’s Schedules of Assets and Liabilities and Statements of Financial Affairs may not include a complete list of causes of action it possesses as of the Petition Date or at any point thereafter. Regardless of the recoveries and causes of action listed, the Debtor reserves all of its rights with respect to any and all causes of action it may possess, including, but not limited to, avoidance actions or to assert any defenses, and nothing in this MOR shall be deemed a waiver or limitation of any of the Debtor’s rights to pursue any such causes of action or recovery or assert any defenses.

4. Reorganization Items. American Institute of Certified Public Accountant Statement of Position 90-7, “Financial Reporting by Entities in reorganization under the Bankruptcy Code” (“SOP 90-7”) requires separate disclosure of reorganization items such as realized gains and losses from the settlement of pre-petition liabilities, provisions for losses resulting from the reorganization and restructuring of the business as well as professional fees directly related to the process of reorganizing the Debtor under Chapter 11. Such items are reflected in the MOR as Bankruptcy Related Expenses.

5. Liabilities Subject to Compromise. As a result of the Chapter 11 filing, most pre-petition indebtedness is subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-petition liabilities are stayed. The Debtor has been paying and intends to continue to pay undisputed post-petition claims in the ordinary course of business. On June 27, 2013, the Debtor filed notices of rejection of certain pre-petition executory contracts, which were approved by the Bankruptcy Court in connection with approval of the Debtor’s Plan of Reorganization. Damages resulting from rejection of executory contracts are generally treated as general unsecured claims and will be classified as liabilities subject to compromise. The pre-petition liabilities that are subject to compromise are reported herein at the amounts expected to be allowed, although they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Bankruptcy Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims or other events. While GAAP requires fair market adjustments to certain obligations, including funded debt, this MOR states such obligations at notional value, including pre-petition accrued interest.

6. Post-petition Accounts Payable. The Debtor has paid and continues to pay post-petition, undisputed invoices in the ordinary course and on generally agreed-upon terms.

7. Investments in Subsidiaries. Financial information related to any of the Debtor’s investments in its subsidiaries has been derived from the Debtor’s books and records in conjunction with the information available from non-debtor affiliates. Any information contained in this report pertaining to the Debtor’s investments in its subsidiaries should be viewed as preliminary and subject to revision.

8. Non-Cash Compensation Expense. Prior to the Petition Date, certain employees of the Debtor and its subsidiaries were granted stock-based compensation (including options). The Debtor has not expensed or accrued post-petition expense for outstanding stock-based grants and other stock-based compensation.

9. Cash and Fixed Income Securities. Cash balances include investment holdings consisting of U.S. Treasury Bills, primarily with a maturity of three months or less. These investments are listed at their initial purchase price and interest will be recognized at maturity.

10. Pre-Paid Assets. Pre-Paid Assets primarily consist of insurance policies being amortized on a straight-line basis over the life of each policy.

11. Deferred Assets and Liabilities and Other Accruals. The Debtor has reversed certain accruals for pre-petition non-cash assets and liabilities, such as unamortized debt issuance expenses. There is significant uncertainty respecting the Debtor’s ability to utilize its deferred tax attributes; accordingly, a full valuation allowance has been applied to the deferred tax asset and no tax benefit or provision has been recognized.

12. Intercompany Balances. The “Accounts Receivable – Affiliates” and Post-petition “Accounts Payable – Intercompany” should be viewed as preliminary and subject to further revision. Given the timing of this filing, the Debtor and its affiliates may be required to make adjustments that may not be reflected in the period in which they occur.

The PMI Group, Inc.

Cash Receipts and Disbursements

June 1, 2013 to June 30, 2013

MOR - 1

Total Cash Receipts	$28,058

Operating Disbursements
Employee Compensation	181,534
Payroll Taxes	2,655
Employee Benefit Costs	2,156
Consultants and Temporary Staff	—
Ordinary Course Professional Fees	136,946
Intercompany Payments (non-employee)	—
Travel	—
Tax Payments	—
Board Compensation and Travel	—
Other (misc. G&A and contingencies)	16,486

Total Operating Disbursements	339,776

Bankruptcy Related Expenses
Debtor Professionals	576,952
UCC Professionals	1,009
Claims Administrators	—
US Trustee	—

Total Bankruptcy Disbursements	577,961

Total Disbursements	917,738

Net Cash Flow	$(889,679)

Beginning Cash Balance as of 6-1-2013	$194,743,726
Change in Cash	(889,679)

Ending Cash Balance as of 6-30-2013	$193,854,046

The PMI Group, Inc.

Schedule of Bank Accounts and Balances

As of June 30, 2013

MOR - 1a

Note: All bank accounts have been reconciled for the period presented.

Name of Bank	Account Name	Bank Account Number	Balance
Bank of America	Main Account	xxxxxx0476	13,761,817
Bank of America	Payroll Account	xxxxxx0423	100,162
Bank of America [1]	Investment Account	xxxx0C80	179,992,067

Total			$193,854,046

[1]	Investment account holdings consist of three month U.S. Treasury Bills and are listed at initial purchase price.

The PMI Group, Inc.

Schedule of Professional Fees Paid

June 1, 2013 to June 30, 2013

MOR - 1b

Payee	Period Covered	Amount
Roshka DeWulf	January 2013 - February 2013	$1,009
Young Conaway Stargatt & Taylor	March 2013	138,737
Goldin Associates, LLC	May 2013	110,171
Sullivan & Cromwell, LLP	December 2012 - February 2013	328,044

Total Professional Fees		$577,961

STATEMENT OF OPERATIONS

THE PMI GROUP, INC.

For the Month Ended June 30, 2013

MOR - 2

Total Revenues	$—

Payroll Expense	62,562
Other Recurring Expenses	404,439

Total Recurring Expenses	467,001

Non-Recurring Expenses - Bankruptcy Related	353,778

Total Expenses	820,779

Interest and Dividends	28,058
Equity Earnings	4,547
Gain (Loss) on Investments	—

Net Investment Income	32,606

Non-Cash Interest Expense	—

Income (Loss) before Tax	(788,174)

Tax Provision (Benefit)	—

Net Income (Loss)	$(788,174)

BALANCE SHEET

THE PMI GROUP, INC.

As of June 30, 2013

MOR - 3

Assets
Cash	$193,854,046
Investments in Subsidiaries	5,287,694
Accounts Receivable - Affiliates	85,666
Pre-Paid Assets	9,376,479
Tax Refund Receivable	3,133,508

Total Assets	$211,737,394

Liabilities Not Subject to Compromise
Accrued Expenses	$2,453,347
Accounts Payable	—
Accounts Payable - Intercompany	23,596
Other Liabilities	181,583

Liabilities Not Subject to Compromise	$2,658,527

Liabilities Subject to Compromise
Pre-Petition Bond Debt	$742,553,677
Deferred Compensation Liability	1,755,998
Accounts Payable	49,197
Accounts Payable - Tax [1]	5,116,243
Accounts Payable - Intercompany	1,332,284

Liabilities Subject to Compromise	$750,807,399

Total Liabilities	$753,465,926

Common Stock	$1,970,788
Additional Paid in Capital and Accumulated Deficit	729,705,587
Treasury Shares	(1,273,404,907)

Total Equity	$(541,728,532)

Total Liabilities and Equity	$211,737,394

[1]

“Accounts Payable - Tax” includes a gross taxes payable amount of $5,116,243 related to The PMI Group, Inc.‘s 2011 federal income tax return, filed on September 12, 2012. This amount includes the penalties and interest that would have been payable on the tax due of $4,862,835, per a Notice of Unpaid Balance from the Internal Revenue Service dated October 8, 2012, had payment of such $5,116,243 amount been made to the Internal Revenue Service by no later than October 22, 2012.

The PMI Group, Inc.

Summary of Post-Petition Taxes

For the Month Ended June 30, 2013

MOR - 4

Representation: The PMI Group, Inc.‘s 2011 federal income tax return, filed on September 12, 2012, indicates taxes owing of $4,862,835 (not including penalties or interest). The Debtor’s proposed Chapter 11 plan provides for the treatment of this amount.

The PMI Group, Inc.

Summary of Post-Petition Debts

For the Month Ended June 30, 2013

MOR - 4a

Unpaid Post-Petition Debts

	Current	0-30 Days	31-60 Days	61-90 Days	Over 90 Days	Total
Total Operating Activity Payables	$—	$—	$—	$—	$—	$—

Total Bankruptcy Activity Payables	—	—	—	—	—	—

Total Post-Petition Payables	$—	$—	$—	$—	$—	$—

The PMI Group, Inc.

Debtor Questionnaire

For the Month Ended June 30, 2013

MOR - 5

DEBTOR QUESTIONNAIRE

Must be completed each month		Yes	No
1.	Have any assets been sold or transferred outside the normal course of business this reporting period? If yes, provide an explanation below.		x
2.	Have any funds been disbursed from any account other than a debtor in possession account this reporting period? If yes, provide an explanation below.		x
3.	Have all postpetition tax returns been timely filed? If no, provide an explanation below.	x
4.	Are workers compensation, general liability and other necessary insurance coverages in effect? If no, provide an explanation below.	x
5.	Has any bank account been opened during the reporting period? If yes, provide documentation identifying the opened account(s). If an investment account has been opened provide the required documentation pursuant to the Delaware Local Rule 4001-3.		x